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                                                                   EXHIBIT 10.20


                              CONSULTING AGREEMENT

         This Consulting Agreement is made as of the 6th day of March, 1998, between Authentic Specialty Foods, Inc., a Texas corporation (the
"Corporation"), and RKS, Inc. (the "Consultant").

                              W I T N E S S E T H:

         WHEREAS, Consultant is a corporation all of the capital stock of which is owned beneficially by Robert K. Swanson ("Swanson") and certain members of his family;

         WHEREAS, the Corporation is desirous of retaining Consultant on the terms and conditions, and for the consideration, hereinafter set forth and Consultant is desirous of being retained by Corporation on such terms and conditions and for such consideration;

         WHEREAS, Swanson currently serves as a director of the Corporation;

         WHEREAS, the Corporation is desirous of retaining Swanson as Chairman of the Board and Chief Executive Officer of the Corporation, and Swanson is desirous of serving in such capacities;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

         Section 1. Services to be Provided. (a) Until the termination of this Agreement, Consultant shall provide consulting services to the Corporation, and Swanson shall serve as Chairman of the Board and Chief Executive Officer of the Corporation or in such other positions as the parties shall mutually agree. Consultant agrees to serve in such positions and to perform diligently and to the best of his abilities the duties and services appertaining to such office, as well as such additional duties and services appropriate to such office as shall be specified by the Board of Directors from time to time. Consultant's consultancy shall also be subject to the policies maintained and established by Corporation, as the same may be amended from time to time.

         (b) The Consultant hereby accepts its retention hereunder and agrees that during the continuance thereof Swanson will devote substantially all of his business time, effort, skill and attention to the affairs of, and for the benefit of, the Corporation and its affiliates (as defined below) and that Swanson will not engage, directly or indirectly, in any other business or businesses, whether or not similar to that of Corporation. The foregoing notwithstanding, the parties recognize and agree that Swanson may engage in private companies and personal investments, in each case to the extent that they do not conflict with the business and affairs of Corporation or interfere with Consultant's performance of his duties hereunder. Consultant acknowledges and agrees that Swanson owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the

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Corporation and to do no act which would injure the business, interests or reputation of the Corporation or any of its subsidiaries or affiliates. In keeping with these duties, Consultant shall make full disclosure to the Corporation of all business opportunities pertaining to the Corporation's business and shall not appropriate for Consultant's own benefit business opportunities concerning the subject matter of the fiduciary relationship. For purposes of this Agreement, the term "affiliate" shall mean with respect to a specified entity, an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the entity specified.

         Section 2. Term. The term of this Agreement shall be month-to-month, commencing on the date hereof; provided, however, that this Agreement may be terminated by either party upon 30 days' prior written notice, with or without cause.

         Section 3. Compensation.

         (a) As compensation for the services to be rendered by the Consultant under this Agreement, the Corporation agrees to pay the Consultant a Consulting Fee of $25,000 per month, prorated appropriately for any partial month and payable at the end of each calendar month during the term hereof in arrears.

         (b) In addition to compensation provided for in Section 3(a), the Compensation Committee (the "Compensation Committee") of the Corporation, may, but shall not be obligated to, from time to time grant in its sole discretion consulting fee bonuses, and shall initially consider whether to grant such a bonus no later than the earlier of December 31, 1998 or the date that Swanson ceases to serve as Chairman of the Board of the Corporation. If the Compensation Committee shall elect to grant such a bonus, the amount of any such bonus shall be based upon such factors as the Compensation Committee, in its sole discretion, shall deem appropriate, including without limitation, the performance of the Consultant, the financial performance of the Corporation and the consolidated financial performance of the Corporation and its subsidiaries.

         (c) The parties acknowledge that Swanson has received grants of stock options to purchase shares of capital stock of the Corporation, and may receive additional grants of options. The Corporation agrees that, notwithstanding any provision in any option agreement relating to any of such options to the contrary, if Swanson ceases to serve as a director of the Corporation for any reason or if a "Change of Control" shall occur, then all such options shall become immediately exercisable, and Swanson shall be entitled to exercise each such option on the terms set forth therein for (i) a period of 90 days after he ceases to be a director or the Change of Control, as the case may be, or (ii) the period specified in the applicable option agreement, whichever is longer. For purposes of this Agreement, a "Change of Control" shall mean (i) any merger, consolidation, or reorganization with or into any person other than TSG2 L.P. or any partner or affiliate thereof (each, a "Shansby Entity") in which the Corporation is not the surviving entity (or survives only as a subsidiary of an entity) or (ii) when any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, other than a Shansby Entity acquires or gains ownership or control (including,


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without limitation, power to vote) of more than 50% of the outstanding shares of the Corporation's voting stock (based upon voting power).

         Section 4. Reimbursement of Expenses; No Employee Benefits. Subject to Corporation's standard policies and procedures with respect to expense reimbursement as applied to its employees generally, Corporation shall reimburse Consultant for, or pay on behalf of Consultant, reasonable and appropriate out-of-pocket expenses incurred by Consultant for business-related purposes in connection with its services hereunder, including without limitation reasonable out-of-pocket travel expenses and legal fees. Without limiting the generality of the foregoing, the Corporation agrees to reimburse Consultant for its out-of-pocket office and similar operating expenses during the term hereof. In accordance with Section 13 hereof, neither Consultant nor Swanson shall be considered an employee of the Corporation and shall not be eligible to participate in any employee benefit plan or program sponsored, contributed to or maintained by the Corporation.

         Section 5. Termination. (a) This Agreement shall terminate upon the death or disability (as defined herein) of Swanson, in which case no compensation or other payments shall be payable under this Agreement (except for amounts accrued through the date of such death or disability); provided, however, that the confidentiality, nonsolicitation and other obligations set forth in Sections 6, 7 and 8 shall survive Swanson's disability. As used herein "disability" means an illness, injury or incapacity that prevents the Consultant from performing the essential functions of his position for a period of three consecutive months, with reasonable accommodation.

                  (b) Either the Corporation or the Consultant may terminate the Consultant's services hereunder upon at least 30 days' prior written notice, in which case no compensation or other payments shall be payable under this Agreement after the date of such termination (except for amounts accrued through the date of such termination and except as otherwise expressly provided in this paragraph (b) in connection with a Change of Control); provided, however, that the confidentiality, nonsolicitation and other obligations set forth in Sections 6, 7 and 8 shall survive such termination. Notwithstanding the foregoing, if this Agreement is terminated by either the Corporation or the Consultant within nine months after the occurrence of a Change of Control (or within 30 days prior to the public announcement of a Change of Control), then the Consultant shall be entitled to receive from the Corporation a lump sum payment on the date of such termination equal to (i) three months' Consulting Fee, less (ii) the amount of any Consulting Fee actually paid by the Corporation prior to termination (not to exceed 30 day's Consulting Fee) that accrued between the date of the termination notice and the date of termination.

         Section 6. Confidentiality; Statements regarding the Corporation.

         (a) Consultant will not, at any time during or after Consultant's services hereunder, make any unauthorized disclosure of any confidential business information or trade secrets of the Corporation or its affiliates, or make any use thereof, except in the carrying out of Consultant's responsibilities hereunder. Affiliates of the Corporation shall be third party beneficiaries of Consultant's obligations under this paragraph. As a result of Consultant's performance of its services


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hereunder, Consultant may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of the Corporation and its affiliates. Consultant also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as the Corporation's confidential business information and trade secrets.

         (b) Consultant shall refrain, both during the consultant relationship and after the consultant relationship terminates, from publishing any oral or written statements about the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about the Corporation, any of its affiliates, or any of such entities' business affairs, officers, directors, employees, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents, or representatives; or that give rise to unreasonable publicity about the private lives of the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents, or representatives; or that place the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Corporation and its affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

         Section 7. Trademarks, Patents, etc. All information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed, or acquired by Consultant, individually or in conjunction with others, during the performance of Consultant's service hereunder (whether during business hours or otherwise and whether on the Corporation's premises or otherwise) which relate to the Corporation's business, products, or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisitions prospects, the identity of customers or suppliers or their requirements, the identity of key contacts within the customer's or supplier's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) shall be disclosed to the Corporation and are and shall be the sole and exclusive property of the Corporation. Moreover, all documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of the Corporation. Upon termination of Consultant's services hereunder for any reason, Consultant promptly shall deliver the same, and all copies thereof, to the Corporation.


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         Section 8. Nonsolicitation; Corporation Employees. (a) The Consultant
agrees that during the period that the Consultant is retained by the Corporation and for a two-year period thereafter:

                  (i) Consultant shall not furnish advice to, solicit, or do business with any customer (or any previous customer within the last year) of the Corporation or any of its subsidiaries relating to the business of the Corporation in any state where such customer is doing business with Corporation or any of its subsidiaries; and

                  (ii) Consultant shall not encourage or induce any current or former employee of the Corporation or any of its subsidiaries or affiliates to leave the employment of the Corporation or any of its subsidiaries or affiliates, offer employment, retain, hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with the Corporation or any of its subsidiaries or affiliates.

                  (b) Although the parties to this Agreement have, in good faith, used all reasonable efforts to make this covenant reasonable in both geographic area and in duration, and it is not anticipated, nor is it intended, by either of the parties to this Agreement that any court of competent jurisdiction would find it necessary to reform this covenant to make it reasonable in both scope and in duration, or otherwise, the parties to this Agreement agree that any court of competent jurisdiction making a determination that it is necessary to reform this covenant to make it reasonable in either scope or duration, or otherwise, shall be, and hereby is, empowered and directed to reform this Agreement to a reasonable restriction rather than invalidating this covenant or otherwise rendering it unenforceable.

                  (c) In the event of breach by Consultant of this covenant, it is understood and agreed (i) that the Corporation shall be entitled to injunctive relief as well as any and all other applicable remedies at law and in equity; and (ii) that damages, if any, for the breach of this covenant will accrue and be recoverable by the Corporation or any subsidiary as of and from the date of the breach insofar as the damages for such breach relate to an action that occurred within the scope and duration of the covenant determined to be reasonable (whether or not the covenant is reformed in connection with such determination).

         Section 9. Waiver; Remedies for Breach. A waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of similar or dissimilar provisions at the same time or at any prior or subsequent time. It is agreed that the Consultant's services are unique and that any breach or threatened breach by the Consultant of any provision of Section 6, 7 or 8 cannot be remedied solely by damages. Therefore, if there is a breach or threatened breach of the provisions of Section 6, 7 or 8, the Consultant acknowledges that the Corporation shall be entitled to an injunction restraining the Consultant from such breach. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for any breach or threatened breach.


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         Section 10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the retention of the Consultant by the Corporation, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         Section 11. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, and any provision of this Agreement shall be construed to render such provision valid and enforceable to the maximum extent possible by law in the event of any challenge.

         Section 12. Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of the Corporation and its successors and assigns. This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's person or legal representatives, executors, or administrators. Neither this Agreement nor any right hereunder may be assigned by the Consultant.

         Section 13. Relationship of the Parties. Consultant is engaged by the Corporation only for the purposes and to the extent set forth in this Agreement, and its relationship to the Corporation hereunder is that of an independent contractor. Nothing in this Agreement is intended to create an employer/employee relationship between the Corporation and Consultant (or Swanson) or to allow the Corporation to exercise control or direction over the manner or method by which Consultant performs the services that are the subject matter of this Agreement. Consultant shall be responsible for payment of all income, self-employment, or other taxes attributable to all compensation paid hereunder by the Corporation to Consultant, and Consultant agrees to hold the Corporation harmless for withholding or payment of such taxes.

         Section 14. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to principles of conflict of laws.

         Section 15. Notice. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, or by telex, facsimile or telecopy to the addresses of the Corporation and the Consultant set forth below. Any such notice shall be effective upon receipt or 3 days after placed in the mail, whichever is earlier.


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                  To the Corporation:

                  Authentic Specialty Foods, Inc.
                  1313 Avenue R
                  Grand Prairie, Texas 75050
                  Attention:  Chief Financial Officer
                  Telecopy:  (972) 933-4120

                  To the Consultant:

                  RKS, Inc.
                  c/o Robert K. Swanson
                  5600 North Palo Cristi Road
                  Paradise Valley, Arizona 85253
                  Telecopy:  (602) 224-5643

or to such other address as any party shall hereafter designate by written notice.

         Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         Section 17. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision or provisions of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        AUTHENTIC SPECIALTY FOODS, INC.




                                        By: /s/ MICHAEL T. WESTHUSING
                                           -------------------------------------
                                           Michael T. Westhusing
                                           President


                                        RKS, INC.



                                        By: /s/ ROBERT K. SWANSON
                                           -------------------------------------
                                           Robert K. Swanson
                                           Chairman of the Board



                                    GUARANTEE

         The undersigned Robert K. Swanson hereby unconditionally guarantees the obligations of RKS, Inc. under the Consulting Agreement set forth above as if the undersigned were a party thereto.


                                         /s/ ROBERT K. SWANSON
                                        ----------------------------------------
                                        ROBERT K. SWANSON



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